Exhibit 3.15

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SERVICEMASTER RESIDENTIAL\COMMERCIAL SERVICES LIMITED PARTNERSHIP

This Certificate of Limited Partnership of ServiceMaster Residential/Commercial Services Limited Partnership (the “Partnership”) is being executed and filed by the undersigned General Partner (the “General Partner”), as the duly authorized attorney-in-fact for the Partnership, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. Section 17-101 et seq).

ARTICLE ONE

The name of the limited partnership formed hereby is ServiceMaster Residential/Commercial Services Limited Partnership.

ARTICLE TWO

The address of the registered office of the Partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent for service of process on the Partnership at such address is The Corporation Trust Company.

ARTICLE THREE

The name and business address of the General Partner of the Partnership is:

Name	Address

ServiceMaster Residential/Commercial Services Management Corporation	855 Ridge Lake Boulevard Memphis, Tennessee 38119

ARTICLE FOUR

The nature of the purpose or business to be conducted or promoted is to engage in any business which may be lawfully conducted by a limited partnership organized pursuant to the Delaware Revised Uniform Limited Partnership Act, including (without limitation) the provision of residential and commercial cleaning services, lawn care services, carpet and upholstery cleaning services, and window washing services; the carrying on of any business relating thereto or arising therefrom; the entering into of any partnership or joint venture or other similar arrangements to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing (including ownership of a limited partnership interest in any partnership); and anything incidental or necessary to the foregoing.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 4th day of December, 1990 by its duly authorized attorney-in-fact.

SERVICEMASTER RESIDENTIAL/COMMERCIAL SERVICES MANAGEMENT CORPORATION (general partner)

By:	/s/ Vernon T. Squires
Vernon T. Squires
Its Vice President

Attorney-in-Fact

ACKNOWLEDGMENT

STATE OF ILLINOIS	)
) ss.
COUNTY OF DUPAGE))

The foregoing Certificate of Limited Partnership of ServiceMaster Residential/Commercial Services Limited Partnership was acknowledged before me this 4th day of December, 1990 by VERNON T. SQUIRES, as Vice President of ServiceMaster Residential/Commercial Services Management Corporation, the general partner of ServiceMaster Residential/Commercial Services Limited Partnership and the attorney-in-fact for ServiceMaster Residential/Commercial Services Limited Partnership.

/s/ JANICE R. WILTFANG
[SEAL]	Notary Public

My Commission Expires On:
April 25, 1993

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP OF

SERVICEMASTER RESIDENTIAL/COMMERCIAL SERVICES LIMITED PARTNERSHIP

SERVICEMASTER RESIDENTIAL/COMMERCIAL SERVICES LIMITED PARTNERSHIP, a limited partnership duly organized under the Delaware Revised Uniform Limited Partnership Act (“Act”), for the purpose of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Act to reflect the addition of a general partner, certifies that Article Three of the Certificate of Limited Partnership is amended to read in its entirety as follows:

Article Three

The names and business addresses of the general partners of the partnership are:

Name	Address

ServiceMaster Residential/ Commercial Services Management Corporation	855 Ridge Lake Blvd. Memphis, TN 38120 Attn: Chief Executive Officer

TSSGP Limited Partnership	855 Ridge Lake Blvd. Memphis, TN 38120 Attn: Chief Executive Officer

IN WITNESS WHEREOF, the two general partners of ServiceMaster Residential/Commercial Services Limited Partnership have executed this Certificate of Amendment this 29th day of June, 1993.

SERVICEMASTER RESIDENTIAL/COMMERCIAL SERVICES MANAGEMENT CORPORATION

By:	/s/ Robert F. Keith
Robert F. Keith
Vice President

TSSGP LIMITED PARTNERSHIP

By:	TSSGP Management Corporation, General Partner

By:	/s/ John McFadden
John McFadden
Secretary

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP OF

SERVICEMASTER RESIDENTIAL/COMMERCIAL SERVICES LIMITED PARTNERSHIP

SERVICEMASTER RESIDENTIAL/COMMERCIAL SERVICES LIMITED PARTNERSHIP, a limited partnership duly organized under the Delaware Revised Uniform Limited Partnership Act (“Act”), for the purpose of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Act to reflect the withdrawal of TSSGP Limited Partnership as a general partner, and a change in address of the existing general partner, certifies that Article Three of the Certificate of Limited Partnership is amended to read in its entirety as follows:

ARTICLE THREE

The name and business address of the general partner of the partnership is:

Name	Address

ServiceMaster Residential/Commercial	860 Ridge Lake Blvd.
Services Management Corporation	Memphis, TN 38120
Attn: Chief Executive Officer

IN WITNESS WHEREOF, the general partner of ServiceMaster Residential/Commercial Services Limited Partnership has executed this Certificate of Amendment this 9th day of June, 1998.

SERVICEMASTER RESIDENTIAL/COMMERCIAL SERVICES MANAGEMENT CORPORATION

By:	/s/ Thomas W. Scherer
Thomas W. Scherer Vice President

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SERVICEMASTER RESIDENTIAL/COMMERCIAL SERVICES

LIMITED PARTNERSHIP

SERVICEMASTER RESIDENTIAL/COMMERCIAL SERVICES LIMITED PARTNERSHIP, a limited partnership duly organized under the Delaware Revised Uniform Limited Partnership Act (“Act”), for the purpose of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Act to reflect the withdrawal of ServiceMaster Residential/Commercial Services Management Corporation as a general partner and the addition of a new general partner, certifies that Article Three of the Certificate of Limited Partnership is amended in its entirety as follows:

ARTICLE THREE

The name and business address of the general partner of the partnership is:

Name	Address

SM Clean L.L.C.	860 Ridge Lake Blvd.
Memphis, TN 38120
Attn: Chief Executive Officer

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 21st day of January, 2003.

SERVICEMASTER RESIDENTIAL/COMMERCIAL SERVICES LIMITED PARTNERSHIP

By:	SM Clean L.L.C., general partner

By:	/s/ Amelia N. Blanton
Amelia N. Blanton
Vice President & Secretary
/Authorized Person

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SERVICEMASTER RESIDENTIAL/COMMERCIAL SERVICES LIMITED PARTNERSHIP

This Certificate of Correction of Certificate of Amendment to the Certificate of Limited Partnership of ServiceMaster Residential/Commercial Services Limited Partnership (the “Partnership”), dated as of March 4, 2010, has been duly executed and is being filed by the undersigned, to correct the Certificate of Amendment to the Certificate of Limited Partnership of the Partnership, which was filed on January 22, 2003, with the Secretary of State of the State of Delaware (the “Certificate”), as permitted by 6 Del. C. § 17-213.

1.             The inaccuracy to be corrected is that the Certificate was defectively executed as follows: the Certificate was executed by the Partnership.

2.             The signature block at the end of the Certificate is hereby corrected to read in its entirety as follows:

“SM CLEAN L.L.C.

By:	/s/ Amelia N. Blanton
Name: Amelia N. Blanton
Title: Vice President & Secretary.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction of Certificate of Amendment to the Certificate of Limited Partnership of the Partnership as of the date first-above written.

SM CLEAN L.L.C.

By:	/s/ Mark W. Peterson
Name: Mark W. Peterson
Title: Senior Vice President & Treasurer